UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 16, 2015 (September 10, 2015)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2015, the Board of Directors of Shoe Carnival, Inc. (the “Company”) approved an increase in the size of the Board of Directors from six directors to eight directors.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Andrea R. Guthrie to serve as a member of the Board of Directors, effective September 15, 2015, with a term to expire at the Company’s 2016 Annual Meeting of Shareholders and until her successor is elected and has qualified, and Jeffrey C. Gerstel to serve as a member of the Board of Directors, effective September 15, 2015, with a term to expire at the Company’s 2017 Annual Meeting of Shareholders and until his successor is elected and has qualified.  The appointments of Ms. Guthrie and Mr. Gerstel fill the vacancies created by the increase in the size of the Board. Ms. Guthrie was also appointed to the Company’s Compensation Committee and Nominating and Corporate Governance Committee, and Mr. Gerstel was appointed to the Company’s Audit Committee and Compensation Committee, effective as of September 15, 2015.

There are no arrangements or understandings between Mr. Gerstel and Ms. Guthrie and any other persons pursuant to which they were appointed as directors of the Company. There are no transactions in which either Mr. Gerstel or Ms. Guthrie has an interest requiring disclosure under Item 404(a) of Regulation S-K. As non-employee directors, Mr. Gerstel and Ms. Guthrie will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2015. For fiscal year 2015, Mr. Gerstel and Ms. Guthrie will receive a pro rata portion of the annual cash retainer paid to non-employee directors.  On September 15, 2015, Mr. Gerstel and Ms. Guthrie each received an award of 1,317 shares of restricted stock under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended, which represented a pro rata portion of the value of the annual restricted stock award granted to non-employee directors, based on the closing price of the Company’s common stock on September 15, 2015.  The restrictions on the shares will lapse on January 2, 2016.

A copy of the Company’s press release announcing these appointments to the Board of Directors is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits:

Exhibit No.	Exhibits
99.1	Press Release of Registrant dated September 15, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: September 16, 2015	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President Chief Operating and Financial Officer and Treasurer

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